UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2013

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2013, the compensation committee of our board of directors approved the amended and restated Prologis Promote Plan, replacing the Prologis, Inc. Private Capital Promote Plan. This amended and restated plan amends and restates the earlier plan, to, among other things, (a) allow for the payment of awards to participants closer to the date on which incentive fees are paid to us; (b) specify that a participant must be an employee of ours on the date on which the compensation committee grants applicable awards; and (c) clarify that the definition of incentive fee only captures the portion of incentive fees attributable to third party investors’ percentage ownership in the applicable fund.

On August 13, 2013, the compensation committee also approved a new form of change of control and non-competition agreement. We intend to enter into this change of control and non-competition agreement with the executive officers listed on exhibit A of the form agreement. This new change of control and non-competition agreement will replace earlier change of control and non-competition agreements or executive protection agreements, which have expired.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Prologis Promote Plan.

10.2	Form of Change of Control and Noncompetition Agreement by and between Prologis, Inc. and its executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Prologis, Inc.
(Registrant)

Date: August 16, 2013	By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director and Deputy General Counsel

Prologis, L.P.
(Registrant)

	By:	Prologis, Inc,
Its general partner

Date: August 16, 2013	By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director and Deputy General Counsel